Exhibit 99.4

RECORDING REQUESTED BY

AND WHEN RECORDED, RETURN TO

Winston & Strawn LLP

101 California Street, 39th Floor

San Francisco, CA 94111

Attention: Loren Kessler Higgins

DEED OF TRUST

WITH ASSIGNMENT OF RENTS

AND FIXTURE FILING

(Los Angeles County, California)

dated as of June 28, 2013

from

UNIFIED GROCERS, INC.

a California corporation

(Trustor)

to

CHICAGO TITLE COMPANY

a corporation

(Trustee)

or the benefit of

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Beneficiary)

DEED OF TRUST WITH ASSIGNMENT OF RENTS AND FIXTURE FILING

This Deed of Trust with Assignment of Rents and Fixture Filing (this “Deed of Trust”), is made as of June 28, 2013, by Unified Grocers, Inc., a California corporation, as trustor (“Trustor”), having an address for notice purposes of 5200 Sheila Street, Commerce, California 90040, Attention: Chief Financial Officer or the Treasurer and an organizational identification number of C0113703, to Chicago Title Company, as trustee (“Trustee”), having an address for notice purposes of 700 S. Flower Street, Suite 800, Los Angeles, California 90017, in favor of Wells Fargo Bank, National Association, in its capacity as administrative agent for itself and for the other Lenders under the Credit Agreement (each as defined below), as beneficiary (“Beneficiary”), having an address for notice purposes of 333 South Grand Ave., 3rd Floor, Los Angeles, CA 90071.

RECITALS

A. Pursuant to that certain Amended and Restated Credit Agreement, dated as of even date herewith (as amended, amended and restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), among Trustor, as borrower, the financial institutions from time to time signatory thereto as “Lenders” (the “Lenders”), and Beneficiary, Lenders agreed to make available to Trustor, subject to the terms and conditions set forth therein, certain loans and other financial accommodations (collectively, the “Loans”); the Loans are in the form of (i) revolving loans, in the aggregate principal amount, as of the date hereof, of up to $275,000,000 (which, upon Borrower’s request and compliance with the terms and conditions specified in the Credit Agreement, may be increased to an aggregate principal amount of up to $400,000,000), including sublimits for swingline loans and letters of credit for the account of Trustor; and (ii) a term loan in the principal amount, as of the date hereof, of $40,890,000.

B. This Deed of Trust is being given by Trustor to secure (i) the payment of all monetary obligations of Trustor and the other Loan Parties (as defined in the Credit Agreement) arising under, as applicable, the Credit Agreement, this Deed of Trust or the other documents entered into in connection with the transactions contemplated by the Credit Agreement (excluding the obligations of Trustor under the Environmental Indemnity Agreement (as defined herein) (the foregoing, as the same may be amended, restated, supplemented and otherwise modified from time to time, collectively, the “Loan Documents”), including, without limitation, all monetary Obligations (as defined in the Credit Agreement) and (ii) the performance of all other terms, covenants, conditions, provisions, agreements and liabilities contained in the Credit Agreement and the other Loan Documents, including, without limitation, the non-monetary Obligations.

C. This Deed of Trust also secures the payment of and includes all amounts owing with respect to all future or further advances or re-advances of the Loans to Trustor and/or any Loan Party and their respective successors and/or assigns, to the same extent as if such future advances were made on the date hereof, and Trustor hereby acknowledges that all advances, including future advances, shall be considered obligatory advances and shall be secured by this Deed of Trust. The total amount of the monetary Obligations secured by this Deed of Trust may increase or decrease from time to time.

D. Certain capitalized terms used in this Deed of Trust are defined in Article 7 hereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Trustor agrees as follows for the benefit of the Trustee and the Beneficiary:

ARTICLE 1. GRANT IN TRUST

Trustor hereby irrevocably grants and assigns to Trustee, in trust, for the benefit of Beneficiary (for the benefit of Lenders), with power of sale and right of entry and possession, all of Trustor’s right, title and interest, whether now owned or hereafter acquired, in or to the property and rights listed in paragraphs (a) through (j) below (hereinafter collectively referred to as the “Property”):

(a) That certain real property more particularly described on Exhibit A attached hereto and by this reference incorporated herein, together with all easements and other rights appurtenant thereto (the “Site”);

(b) All buildings, structures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Site (hereinafter referred to as the “Improvements”);

(c) All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Site or the Improvements and the reversions, remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Site to the center line thereof and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Trustor of, in and to the Site and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(d) All Fixtures and accessions thereof and renewals, replacements thereof and substitutions therefor, now or hereafter located upon the Site or the Improvements, or appurtenances thereto, or used in connection with the present or future operation and occupancy of the Site or the Improvements; provided, however, that the Property shall not include:

(i) any Fixtures subject to a Lien created to secure all or any part of the purchase price therefor, provided that:

(A) such Lien shall extend solely to the item or items of such property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property,

(B) the principal amount of the Indebtedness for Borrowed Money secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to Trustor of the property so acquired or constructed and (B) the fair market value (as determined in good faith by the Board of Directors of Trustor) of such property at the time of such acquisition or construction, and

(C) such Lien attaches to such Fixtures concurrently with, or within 20 days after, the acquisition thereof; and

(ii) the interest of Trustor as lessee of a lease of Fixtures; and

(e) All awards of payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property to the extent actually received by Trustor, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer or part thereof made in lieu of or in anticipation of the exercise of said right), or for any other injury to or decrease in the value of the Property;

(f) All leases, conditional sales contracts, and other agreements affecting the use, enjoyment or occupancy of the Property now or hereafter entered into (other than equipment leases relating to all or a portion of the Property) (the “Leases”), and all oil and gas or other mineral royalties, all rents, bonuses, payments, revenues, security deposits, issues, and profits from the Property (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations secured by this Deed of Trust;

(g) All proceeds of and any unearned premiums on any insurance policies covering the Property (to the extent such policies relate directly to the Property), including, without limitation, the right to receive and apply the proceeds of any insurance, judgments (including with respect to a casualty thereto or condemnation thereof), or settlements made in lieu thereof, for damage to the Property;

(h) The right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Beneficiary in the Property;

(i) All right, title and interest of every nature of Trustor in all receivables and other accounts of Trustor (x) arising out of any sale, lease or other transfer of any interest in all or any portion of the Property, (y) in connection with any insurance policies covering all or any portion of the Property, and (z) any and all moneys deposited by Trustor or deposited on behalf of Trustor with any city, county, public body or agency, irrigation, sewer, or water district or company, gas or electric company, telephone company, and any other body or agency, for the installation, or to secure the installation of, any utility pertaining to the Property; and

(j) All products and proceeds of the foregoing.

ARTICLE 2. OBLIGATIONS SECURED

Trustor makes the foregoing grants under Article 1 hereof for the purpose of securing the following obligations (collectively, the “Secured Obligations”):

2.1 Indebtedness. Payment in full to the Lenders and/or Beneficiary of all principal and accrued interest under, prepayment premiums (however designated or described) on, and all other amounts payable by Trustor or any other Loan Party under the Credit Agreement or the other Loan Documents, including, without limitation, all monetary Obligations payable by Trustor or any other Loan Party, and any modifications, extensions or renewals thereof (including, without limitation, (i) modifications of the required principal, interest and/or payment dates, deferring or accelerating said payment dates in whole or in part, and/or (ii) modifications, extensions or renewals at a different rate of interest, whether or not any such modification, extension or renewal is evidenced by a promissory note or notes);

2.2 Loan Documents. The payment, satisfaction, observance and performance of all other debts, obligations, covenants, agreements, and liabilities of Trustor to the Lenders and/or Beneficiary arising out of, connected with, or related to the Credit Agreement or the other Loan Documents and the transactions contemplated thereby including, without limitation, all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees;

2.3 Further Obligations. Payment of such further sums and/or performance of such further obligations as the then record owner of the Property may undertake to pay and/or perform (whether as principal, surety or guarantor), for the benefit of the Lenders and/or Beneficiary, their successors or assigns, when said borrowing and/or obligation is evidenced by a writing or writings reciting that it or they are so secured; and

2.4 Modifications and Amendments. With respect to each of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all amendments, revisions or renewals thereof.

Notwithstanding anything to the contrary herein, this Deed of Trust does not secure Trustor’s obligations under the Environmental Indemnity Agreement, of even date herewith (as amended, amended and restated, supplemented and otherwise modified from time to time, the “Environmental Indemnity Agreement”), made by Trustor in favor of Beneficiary.

ARTICLE 3. ASSIGNMENT OF RENTS

Trustor absolutely and irrevocably assigns to Beneficiary the Rents upon the terms and conditions hereinafter set forth. The foregoing assignment shall not impose upon Beneficiary any duty to produce Rents from the Property, and neither said assignment nor any actions taken by Beneficiary to collect and retain such Rents shall cause Beneficiary to be a “mortgagee in possession” for any purpose. This assignment of the Rents is intended to be an absolute assignment from Trustor to Beneficiary and not merely the passing of a security interest, but this assignment shall not grant to Beneficiary or Trustee the right to possession, except as expressly provided for herein. Beneficiary is hereby authorized to collect and receive the Rents, to give proper receipts and acquittances therefor and to apply the same to the payment of the Secured Obligations. Beneficiary, however, hereby grants Trustor a revocable license to collect and receive, and to use in accordance with the provisions of the Credit Agreement and the other Loan Documents; provided, that such license shall be deemed revoked during the continuance of an Event of Default, upon the delivery from Beneficiary to Trustor after such Event of Default of a written notice that such license has been revoked. Upon any such revocation, and without the necessity of Beneficiary entering upon and taking and maintaining full control of the Property in person, by agent or by a court appointed receiver, Beneficiary shall immediately be entitled to possession of all Rents as the same shall become due and payable, including, but not limited to, Rents then due and unpaid. Trustor shall do nothing to impair Beneficiary’s ability to collect and retain the Rents herein assigned and agrees that any tenant or subtenant occupying the Property or any part thereof may pay any and all Rents or other charges directly to Beneficiary upon notice from Beneficiary without the necessity of any notice from Trustor. All such Rents collected by Trustor after revocation of Trustor’s license shall be held by Trustor as trustee in a constructive trust for the benefit of Beneficiary only. Trustor agrees that commencing upon delivery of such written notice of revocation of license, each tenant of the Property shall make such Rents payable to and pay such Rents to Beneficiary or Beneficiary’s agents on Beneficiary’s written demand to each tenant, without any liability on the part of said tenant to inquire further as to the existence of a default or license by Trustor.

ARTICLE 4. RIGHTS AND DUTIES OF THE PARTIES

To protect the security of this Deed of Trust, Trustor hereby covenants and agrees as follows:

4.1 Title. Trustor warrants that it lawfully holds and possesses the Property in fee simple, free and clear of all Liens other than those Liens permitted under the Credit Agreement (“Permitted Liens”), and without limitation on the right to encumber except as set forth in the Loan Documents.

4.2 Taxes and Assessments. Trustor shall pay or cause to be paid, prior to the date due (i.e., prior to the accrual of interest or imposition of a penalty and in time to take full advantage of all early payment discounts) (the “Due Date”), all Taxes imposed by any Governmental Authority or utility company which are or may become a Lien upon the Property, any part thereof or interest therein. Trustor shall also pay or cause to be paid, prior to the Due Date, all Taxes imposed by any Governmental Authority upon the Lenders and/or Beneficiary by reason of its interest in the Property created hereby or by reason of any payment, or portion thereof, made to the Lenders and/or Beneficiary hereunder or pursuant to any Obligation hereby secured; provided, however, that Trustor shall have no obligation to pay or discharge Beneficiary’s business or franchise taxes, federal or state income taxes or other taxes which are measured by and imposed upon the Lenders’ or Beneficiary’s net or gross income or receipts. If, by virtue of any Applicable Law, Trustor is prohibited from paying or released from the obligation to pay any such Taxes to the Lenders or Beneficiary, or the Lenders or Beneficiary are prohibited or precluded from enforcing any such Obligation, then, at Beneficiary’s sole option, the Secured Obligations, together with accrued interest, and without deduction or offset, shall become immediately due and payable, notwithstanding anything contained herein or in any Applicable Law heretofore or hereinafter enacted. Trustor’s obligations hereunder may be discharged pursuant to Section 4.4, and are subject to Trustor’s right to contest such Taxes pursuant to the Credit Agreement.

4.3 Insurance. Trustor shall provide, maintain and deliver to the Lenders such insurance as may be required by the terms of the Credit Agreement or Applicable Law from time to time, covering the Property and all improvements, if any, located thereon.

4.4 Security Account. Following any occurrence of an Event of Default, then at Beneficiary’s option and upon its demand and except where and to the degree prohibited by Applicable Law, Trustor shall, until every Secured Obligation has been satisfied in full, pay to Beneficiary each month an amount estimated by Beneficiary to be equal to (i) the Taxes referred to in Section 4.2, and (ii) premiums for insurance next due. Said tax and insurance estimate shall be calculated by dividing the amount next due by, in each instance, the number of months to lapse preceding the month in which the same, respectively, will become due. All sums so paid shall not bear interest, except to the extent and in the minimum amount required by Applicable Law, and Beneficiary shall, unless Trustor is otherwise in default hereunder or under any Secured Obligation, apply said funds to the payment of, or at the sole option of Beneficiary release said funds to Trustor for application to and payment of, such Taxes and insurance premiums. However, upon any Event of Default, Beneficiary may, at its sole option, apply all or any part of said sums in satisfaction of any Secured Obligation or to cure such default. In order to cure such default, Trustor shall be required to restore to Beneficiary all of the amounts so applied, as well as correct the other events or conditions of default not corrected by such application.

4.5 Liens and Encumbrances. Except as specifically provided in the Loan Documents, Trustor shall pay or cause to be paid, at or prior to maturity, all obligations secured by or reducible to Liens other than Permitted Liens which shall now or hereafter encumber or appear to encumber the Property or any part thereof or interest therein, whether senior or subordinate hereto, including without limitation all claims for work or labor performed, or materials or suppliers furnished, in connection with any work of demolition, alteration, improvement of or construction upon the Property.

4.6 Disposition of Insurance and Condemnation Proceeds. Trustor assigns to Beneficiary (i) all awards for damages suffered or compensation paid by reason of a taking for public use of, or an action in eminent domain affecting all or any part of, the Property or any interest therein, and (ii) all proceeds of any insurance policies paid by reason of loss sustained to the Property or any part thereof. Beneficiary may apply any such sum to any Obligation secured hereby and in such order as Beneficiary may in its sole option determine, subject to the provisions of the Credit Agreement and as otherwise provided below. Beneficiary shall be entitled to settle and adjust all claims under insurance policies provided hereunder. However, Beneficiary may, in the absolute discretion of Beneficiary and regardless of any impairment of security or lack of impairment of security, release to Trustor all or any part of the entire amount so collected upon any conditions Beneficiary chooses. Application of all or any portion of said funds, or the release thereof, shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.

Notwithstanding the above provisions of this Section 4.6, Trustor shall have the right to apply insurance and/or condemnation proceeds to the repair, replacement, or restoration of the Property if the following conditions are satisfied no later than ninety (90) days after any such loss sustained or settlement of any such condemnation proceeding and continue to be satisfied until the completion of any related repair, replacement, or restoration of the Property:

(i) Trustor delivers notice to Beneficiary of its intention to repair, replace, or restore the Property within twenty-one (21) days after any such loss sustained or settlement of any such condemnation proceeding;

(ii) Beneficiary determines in its reasonable discretion (A) that it is economically feasible to repair, replace, or restore the Property to its condition prior to the loss or condemnation, (B) that the repair, replacement, or restoration of the Property can be completed no later than nine (9) months after any such loss or settlement of any such condemnation proceeding, (C) that the value of the Property after such repair, replacement, or restoration shall be equal to or greater than the value of the Property immediately prior to any such loss or condemnation proceeding but in no event shall the value of the Property, together with the value of all other collateral pledged to secure the Secured Obligations under the other Collateral Documents, be less than total Secured Obligations after such repair, replacement, or restoration, and (D) that the Property as repaired, replaced, or restored shall comply with all Applicable Laws, ordinances, rules, regulations, and governmental controls including, without limitation, those pertaining to zoning and land use;

(iii) No Default or uncured Event of Default has occurred and is continuing;

(iv) All condemnation proceeds and insurance proceeds, as applicable, are deposited with Beneficiary;

(v) Trustor has deposited with Beneficiary an amount, if a positive amount (as reasonably determined by Beneficiary) equal to (A) the cost of the repair, replacement, or restoration of the Property, less (B) the condemnation proceeds or insurance proceeds deposited with Beneficiary under (iv) above;

(vi) Trustor has delivered to Beneficiary (A) plans and specifications of the repair, replacement, or restoration of the Property, (B) an estimated budget of all costs, expenses, and fees for the repair, replacement, or restoration of the Property, (C) a construction schedule for the repair, replacement, or restoration of the Property, (D) a construction contract for the repair, replacement, or restoration of the Property, and (E) a certification of the project architect, if any, that the Property as repaired, replaced, or restored will comply with all Applicable Laws, ordinances, rules, regulations, and governmental controls pertaining to zoning and land use, and Beneficiary has reasonably approved such plans and specifications, budget, construction schedule, construction contract, and certification and the contractor under the construction contract and the project architect and engineer;

(vii) All applicable governmental authorities have approved the final plans and specifications for the repair, replacement, or restoration of the Property; and

(viii) The contractor commences the repair, replacement, or restoration of the Property.

If all of the above conditions are satisfied within the time limits set forth above, Beneficiary will disburse the condemnation proceeds, insurance proceeds, and any other amount deposited with Beneficiary pursuant to Section 4.6(v) above as construction progresses based on the percentage of completion thereof, as evidenced in each instance by a certificate executed by Trustor, the contractor, and the project architect or engineer, provided that Beneficiary receives, as to each advance, lien waivers and a title insurance policy or endorsement acceptable to Beneficiary insuring Beneficiary’s first priority lien upon the Property as of the date of each such disbursement. If any of the above conditions are not satisfied within the time limits prescribed above or if after satisfaction of the above conditions Trustor does not prosecute and complete the repair, replacement, or restoration of the Property with due diligence and in accordance with the construction schedule and within the budget approved by Beneficiary, Beneficiary may at any time apply the then remaining condemnation proceeds, insurance proceeds, and any other amount deposited with Beneficiary pursuant to Section 4.6(v) above to the payment of the Secured Obligations, whether or not then due, and Beneficiary shall have no obligation to disburse such proceeds or deposited amount for payment of the costs, expenses, and fees incurred in the repair, replacement, or restoration of the Property. All costs and expenses incurred by Beneficiary and the Lenders in administering any such insurance or condemnation proceeds or any other costs associated with the repair, replacement, or restoration of the Property, including, without limitation, escrow fees and title insurance premiums, shall be paid by Trustor.

Notwithstanding the above provisions of Section 4.6, if no Default or Event of Default shall be continuing, Trustor shall have the right to receive and apply insurance proceeds to the repair, replacement, or restoration of the Property if the total of such proceeds is less than $500,000, provided, however, that (i) Beneficiary has received a certificate from the secretary of Trustor, certifying that the insurance proceeds will be applied to the repair, replacement or restoration of the Property; (ii) Trustor shall keep Beneficiary informed regarding the insurance claims and the repair of any damage and (iii) upon request of Beneficiary, Trustor shall provide copies of claims, proof of loss, plans, correspondence, reports and other information pertaining to such damage and the repair work.

4.7 Maintenance and Preservation of the Property.

(a) Subject to the provisions of the Credit Agreement, Trustor shall: (i) keep the Property in good condition and repair (reasonable wear and tear excepted); (ii) promptly inform Beneficiary and the Lenders of all demolition on or of the Property; (iii) subject to the provisions of the Credit Agreement, complete or restore promptly and in good and workmanlike manner the Property or any part thereof that may be damaged or destroyed (provided, that, in the case of an insured loss, any insurance proceeds are made available by Beneficiary in accordance with the terms and conditions set forth in Section 4.6); (iv) comply in all material respects with and not suffer any material violations of (A) Applicable Law, (B) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (C) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which Applicable Law, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including without limitation such work of alteration, improvement or demolition as such Applicable Law, covenants or requirements mandate; (v) not commit or permit waste of the Property or any part thereof; (vi) do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value unless the reduction in value of the Property results from generally prevailing market conditions; (vii) perform in all material respects all obligations required to be performed by Trustor in leases, conditional sales contracts or like agreements affecting the Property or the operation, occupation or use thereof (and upon an Event of Default all right, title and interest of Trustor under any such leases, conditional sales contracts or like agreements shall be automatically assigned to Beneficiary hereunder, together with any deposits made in connection therewith), except to the extent such obligations are being contested in good faith in accordance with the express terms of the Credit Agreement; (viii) make no further assignment of rents of the Property; (ix) not create or consent to any deed of trust or encumbrance upon the Property other than the Permitted Liens; and (x) execute and, where appropriate, acknowledge and deliver such further instruments as Beneficiary or Trustee deems necessary or appropriate to preserve, continue, perfect and enjoy the security provided for herein, including without limitation assignments of Trustor’s interest in leases of the Property.

(b) Trustor shall not seek, make, or consent to any agreements or restrictions, or any change in the zoning or conditions of use of the Property, that would be binding on Trustor’s successors or assigns or that would affect the ability of Trustor to continue to use the Property for substantially the same purposes as presently used, without the prior written consent of Beneficiary, which shall not be unreasonably withheld or delayed if such agreements, restrictions and changes do not affect the priority or materially impair the value of Beneficiary’s security under this Deed of Trust. Trustor shall comply in all material respects with and make all payments required under the provisions of any covenants, conditions, or restrictions affecting the Property. Trustor shall comply with all existing and future requirements of all Governmental Authorities having jurisdiction over the Property.

4.8 Defense and Notice of Actions. Trustor shall, without liability, cost or expense to the Lenders, Beneficiary or Trustee, protect, preserve and defend (by counsel reasonably satisfactory to Beneficiary) title to the Property, the security hereof and the rights or powers of Beneficiary or Trustee hereunder. Said protection, preservation and defense shall include protection, preservation and defense against all adverse claimants to title or any possessory or non-possessory interest therein, whether or not such claimants or encumbrances assert title paramount to that of Trustor or claim their interest on the basis of events or conditions arising subsequent to the date hereof. Trustor shall give the Lenders, Beneficiary and Trustee prompt notice in writing of the filing of any such action or proceeding.

4.9 Leases.

(a) Trustor shall promptly and fully keep, observe and perform, or cause to be kept, observed and performed, all of the material terms, covenants, provisions and agreements imposed upon or assumed by Trustor under the Leases, including any amendments or supplements to such Leases, and Trustor shall not do or fail to do, or permit or fail to permit to be done, any act or thing, the doing or omission of which will give any lessee under the Leases a right to terminate any of the Leases or to abate the rental or other material payment due thereunder. Trustor shall not under any circumstances modify, cancel, amend or terminate the Leases without Beneficiary’s prior written consent (which shall not be unreasonably withheld), and any attempted modification, cancellation, amendment or termination of the Leases without such consent shall be void and of no force or effect whatsoever.

(b) If Trustor shall, in any manner, fail to comply with subsection (a) above, Trustor covenants and agrees that Beneficiary may (but shall not be obligated to) take, upon five (5) business days’ written notice to Trustor (or upon lesser notice, or without notice, if Beneficiary reasonably deems that the same is required to protect its interest in the Property), any action that Beneficiary shall reasonably deem necessary or desirable to keep, observe and perform or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Property and take all action thereon as may be necessary therefor, or to prevent or cure any default by Trustor in the performance of or compliance with any of Trustor’s covenants or obligations under the Leases. Beneficiary may rely on any notice of default received from any lessee. Trustor shall promptly deliver to the Lenders and Beneficiary a copy of any notice relating to defaults received from a lessee or the trustee, receiver or successor for or to a lessee. The Lenders and Beneficiary may expend such sums of money as are reasonable and necessary for any such purposes, and Trustor hereby covenants and agrees to pay to the Lenders and/or Beneficiary, immediately upon demand, all sums so reasonably expended by the Lenders or Beneficiary, together with interest thereon from the date of such payment at the Default Rate, and until so paid by Trustor, all sums so reasonably expended by the Lenders or Beneficiary and the interest thereon shall be added to the Secured Obligations.

4.10 Consents. Trustor shall obtain and maintain the consent or approval to the lien of this Deed of Trust from any Person whose consent or approval is required to the granting of a Lien on any interest in the Property.

4.11 Right of Inspection. Beneficiary and its agents, contractors and employees, may enter the Property upon reasonable prior notice at any reasonable time during normal business hours for the purpose of inspecting the Property and ascertaining Trustor’s compliance with the terms hereof.

4.12 Acceptance of Trust, Notice of Indemnification. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, becomes a public record as provided by Applicable Law. Trustee is not obligated to notify any party hereto of a pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless Trustee brings such action. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of such act is requested in writing and Trustee is reasonably indemnified against loss, cost, liability and expense.

4.13 Powers of Trustee. From time to time, upon written request of Beneficiary, so long as no Event of Default shall have occurred and be continuing, and upon presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment or performance of any of the Secured Obligations, Trustee may, without liability therefor and without notice, (i) reconvey all or any part of the Property, (ii) consent to the making of any map or plat thereof, (iii) join in granting any easement thereon, (iv) join in any declaration of covenants and restrictions, or (v) join in any extension agreement or any agreement subordinating the lien or charge hereof. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of the trusts created hereunder upon the occurrence of an Event of Default, including reasonable attorneys’ fees. Trustor indemnifies Trustee, Beneficiary and the Lenders against all losses, claims, demands and liabilities (except losses, claims, demands or liabilities arising from the “sole” negligence of the indemnified party) that Trustee, Beneficiary or the Lenders may incur, suffer, or sustain in the execution of the trusts created hereunder or in the performance of any act required or permitted hereunder or by Applicable Law.

4.14 Substitution of Trustees. From time to time, by a writing prepared in accordance with Applicable Law and signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall refer to this Deed of Trust and set forth the date, book and page of its recordation. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 4.14 shall be conclusive proof of the proper substitution of such new trustee.

4.15 Acceleration Upon Sale or Encumbrance. Upon a sale, transfer, hypothecation, assignment or encumbrance whether voluntary, involuntary or by operation of law (each, a “Transfer”), of all or any part of the Property or the Collateral, except as otherwise permitted in the Loan Documents, without the prior written consent of Beneficiary, and except for Permitted Liens, Beneficiary may, at its sole option, accelerate the Maturity Date and declare the unpaid principal balance of the Loans, together with all prepayment premiums, if any, and accrued interest thereon, immediately due and payable upon such Transfer, except to the extent prohibited by Applicable Law. Furthermore, the amalgamation, merger or consolidation of Trustor with or into any other Person or the issuance, sale, or other disposition by Trustor of any shares of its capital stock or any other interest in Trustor, except as otherwise permitted in the Loan Documents, shall be deemed a Transfer of the Property for purposes of this Section 4.15.

4.16 Reconveyance. Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder upon Beneficiary’s written request. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by Applicable Law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto.” Neither Beneficiary nor Trustee shall have any duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the Person or Persons legally entitled thereto, unless such reconveyance expressly provides to the contrary.

4.17 Wetlands. Trustor represents and warrants that no part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands. Trustor shall be solely responsible for and shall indemnify Beneficiary, protect and defend Beneficiary with counsel reasonably acceptable to Beneficiary, and hold Beneficiary harmless from and against any claims (including without limitation third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, reasonable attorneys’ fees (including any fees and expenses incurred in enforcing this indemnity), reasonable consultant fees, and reasonable expert fees that arise directly or indirectly from or in connection with the presence on the Property of wetlands, tidelands or swamp and overflow lands, or any breach of the foregoing representation and warranty. The provisions of this Section 4.17 shall survive the termination and reconveyance of this Deed of Trust.

4.18 Certain Taxes. In the event of the passage, after the date of this Deed of Trust, of any Applicable Law deducting from the value of the Property the amount of any Lien thereon for the purpose of taxation, or changing in any way the Applicable Law now in force for the taxation of deeds of trust or debts secured by deeds of trust or similar instruments, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, or imposing payment of the whole or any portion of any Taxes against the Property or upon Beneficiary or the Lenders, Trustor shall pay or cause to be paid such tax or increased portion and shall agree with Beneficiary and the Lenders in writing to pay, or reimburse Beneficiary and the Lenders for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof. Such obligations of Trustor whether or not evidenced under an agreement shall be secured by this Deed of Trust.

4.19 Environmental Matters.

(a) Trustor represents and warrants that, except disclosed to Beneficiary in writing prior to the date hereof, Trustor is, and covenants and agrees that it will continue to be, in full compliance, in all material respects, with all Environmental Laws, and Trustor further represents and warrants that it is not liable for any penalties, fines or forfeitures for failure to comply with any Environmental Laws. All licenses, permits or registrations required for the business of Trustor, as presently conducted and proposed to be conducted, under all Environmental Laws have been secured and Trustor, to the best of its knowledge, is in compliance therewith. In addition to and without limitation on the generality of the foregoing, Trustor covenants and agrees that at no time shall Hazardous Materials be located in or on the soil, groundwater, surface water, or waterways at or under the Property in quantities or concentrations sufficient to require investigation, removal or remediation under the Environmental Laws; provided, however, that the foregoing covenant shall not apply to the willful misconduct or gross negligence of Beneficiary or its employees, agents and representatives.

(b) Trustor represents and warrants that, except disclosed to Beneficiary in writing, during the period of Trustor’s (or any Affiliate of Trustor’s) ownership of the Property and, to the best of Trustor’s knowledge after due inquiry, at any time prior to such period, there have not been any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Materials in violation of Environmental Laws under, on or in the land included in the Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or used in connection with any operations on or in the Property.

(c) Except disclosed to Beneficiary in writing prior to the date hereof, to the best of Trustor’s knowledge after due inquiry, Trustor represents and warrants that no Hazardous Materials are located or are suspected to be located in the soil, groundwater, surface water, or waterways at or under the Property in quantities or concentrations sufficient to require investigation, removal or remediation under the Environmental Laws.

(d) Trustor represents and warrants that, except as disclosed to Beneficiary in writing, during the period of Trustor’s (or any Affiliate of Trustor’s) ownership of the Property and, to the best of Trustor’s knowledge after due inquiry, at any time prior to such period, no Person has ever (i) transported or arranged for the transportation of any Hazardous Materials from or to the Property for recycling or disposal except, in each case, in full compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its business, products, properties or assets or the storage, transportation or disposal of Hazardous Materials; (ii) caused or been held legally, responsible for any Release or threatened Release of any Hazardous Materials on, under or from the Property in violation of Applicable Law; (iii) received notification from any federal, state or other governmental authority of potential liability for any Release or threatened Release of Hazardous Materials on, under or from the Property; or (iv) been required to pay the costs or expenses incurred for the Release or threatened Release of any Hazardous Materials on, under or from the Property.

(e) In addition to all rights of entry contained in this Deed of Trust, Beneficiary shall have the right, upon prior written notice to Trustor, to enter and inspect the condition of the Property at any time and to conduct, or to designate a representative to conduct such inspection, testing, environmental audit or other procedures that Beneficiary reasonably believes are necessary or desirable to determine current compliance with the covenants and representations contained herein.

(f) Nothing contained in this Section 4.19 shall obligate Beneficiary to take any action with respect to the Property, any Hazardous Materials thereon, or any condition or activity that is in violation of Environmental Laws, or to take any action against any person with respect to such substances, condition or activity.

ARTICLE 5. DEFAULT PROVISIONS

5.1 Rights and Remedies. At any time after the occurrence and during the continuance of an Event of Default, the Lenders, Beneficiary and Trustee, to the fullest extent permitted by Applicable Law, shall each have the following rights and remedies:

(a) To declare all Secured Obligations immediately due and payable;

(b) With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, to enter upon the Property and to perform such acts and things as Beneficiary or Trustee deem necessary or desirable to inspect, investigate, assess and protect the security hereof, including without limitation of any of its other rights: to obtain a court order to enforce Beneficiary’s right to enter and inspect the Property pursuant to California Civil Code Section 2929.5, to which the decision of Beneficiary as to whether there exists a Release or threatened Release of a Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce Beneficiary’s right to enter and inspect the Property for Hazardous Materials; to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of either Beneficiary or Trustee, is prior or superior hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist them;

(c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a deed of trust or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor covenants and agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subsection (c), Trustor waives the defense of laches and any applicable statute of limitations;

(d) Beneficiary or its employees, acting by themselves or through a court-appointed receiver may enter upon, possess, manage, operate, dispose of and contract to dispose of the Property or any part thereof, take custody of all accounts; negotiate with Governmental Authorities with respect to the Property’s environmental compliance and remedial measures; make, terminate, enforce or modify Leases upon such terms and conditions as Beneficiary deems proper; contract for goods and services, hire agents, employees and counsel, make repairs, alterations and improvements to the Property necessary, in Trustee’s or Beneficiary’s judgment, to protect or enhance the security hereof; to incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or to take any and all other actions which may be necessary or desirable to comply with Trustor’s obligations hereunder and under the Loan Documents. All sums realized by Beneficiary under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including reasonable attorneys’ fees, and less such sums as Beneficiary deems appropriate as a reserve to meet future expenses under this subparagraph, shall be applied on any indebtedness secured hereby in such order as Beneficiary shall determine. Neither application of said sums to said indebtedness nor any other action taken by Beneficiary under this subparagraph shall cure or waive any Event of Default or notice of default hereunder or nullify the effect of any such notice of default. Beneficiary or Trustee, or any employee or agent of Beneficiary or Trustee, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the Secured Obligations, (ii) the existence of a declaration that the Secured Obligations have been declared immediately due and payable, or (iii) the filing of a notice of default;

(e) To execute a written notice of such Event of Default and of its election to cause the Property to be sold to satisfy the Secured Obligations. Trustee shall give and record such notice as the law then requires as a condition precedent to a Trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as otherwise required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale and in such order as it or Beneficiary may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale (the Secured Obligations being the equivalent of cash for purposes of said sale). If the Property consists of several lots, parcels, or items of property, Beneficiary may: (i) designate the order in which such lots, parcels, or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Trustor shall have no right to direct the order in which the Property is sold. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor, Beneficiary or the Lenders, may purchase at such sale.

In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a Fixture as the case may be, and dispose of the same in accordance with Applicable Law separate and apart from the sale of real property. Any sale of any personal property or Fixtures hereunder shall be conducted in any manner permitted by the UCC.

After deducting all costs, fees and expenses of Trustee and of this trust, including all costs of evidence of title and reasonable attorneys’ fees in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums so expended under the terms hereof not then repaid, the payment of all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto;

(f) To resort to and realize upon the security hereunder and any other security now or hereafter held by Beneficiary in such order and manner as Trustee and Beneficiary or either of them may, in their sole discretion, determine; and resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non judicial proceedings, or both;

(g) To seek a judgment that Trustor has breached its covenants, representations and/or warranties with respect to the environmental matters set forth above in Section 4.19 by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Beneficiary (collectively, the “Environmental Costs”) relating to the cleanup, remediation or other response action required by Environmental Laws or to which Beneficiary believes necessary to protect the Property, it being conclusively presumed between Beneficiary and Trustor that all such Environmental Costs incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action of or to the Property were made by Beneficiary in good faith. All Environmental Costs incurred by Beneficiary pursuant to this subparagraph (including without limitation court costs, reasonable consultants’ fees and reasonable attorneys’ fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Property held pursuant to subparagraph (e) above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash. Trustor acknowledges and agrees that notwithstanding any term or provision contained herein or in the other Loan Documents, the Environmental Costs shall be exceptions to any non-recourse or exculpatory provision and Trustor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Trustor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of laches and any applicable statute of limitations; and

(h) To waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor’s assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. As between Beneficiary and Trustor, for purposes of California Code of Civil Procedure Section 726.5, Trustor shall have the burden of proving that Trustor or any related party (or any Affiliate or agent of Trustor or any related party) was not in any way negligent in permitting the Release or threatened Release of the Hazardous Materials. Trustor acknowledges and agrees that notwithstanding any term or provision contained herein or in the other Loan Documents: (i) all judgments and awards entered against Trustor relating to Environmental Costs shall be exceptions to any non-recourse or exculpatory provision; (ii) Trustor shall be fully and personally liable for all such judgments and awards entered against Trustor hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust; and (iii) Trustor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance of any other transfer of the Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of laches and any applicable statute of limitations.

5.2 Payment of Costs, Expenses and Attorneys’ Fees. All costs and expenses incurred by Trustee and Beneficiary pursuant to Section 5.1 (including without limitation court costs, reasonable consultants’ fees and reasonable attorneys’ fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate, from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Property held pursuant to subsection 5.1(e) above, the amount of said costs, expenses and interest in addition to the amount of the other Secured Obligations as a credit bid, which shall be deemed the equivalent of cash.

5.3 Remedies Cumulative. All rights and remedies of Beneficiary and Trustee hereunder are cumulative and in addition to all rights and remedies provided in the other Loan Documents, at law and in equity.

5.4 Releases, Extensions, Modifications and Additional Security. Without affecting the liability of any person for payment of any of the Secured Obligations, or the lien or priority of this Deed of Trust upon the Property, Beneficiary may, from time to time, with or without notice, do one or more of the following: release any Person’s liability for the payment or satisfaction of any of the Secured Obligations, make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any of the Secured Obligations, and accept additional security or release all or a portion of the Property and/or other security held to secure the Secured Obligations.

5.5 Marshaling. Trustor hereby waives any right to require that any security given hereunder or under any other agreement securing the Secured Obligations secured hereby be marshaled and further waives any right otherwise available in respect to marshaling of assets which secure any of the Secured Obligations or to require Beneficiary to pursue its remedies against any such assets.

5.6 Lenders’ Right to Advance Funds. Any reference in this Deed of Trust to amounts advanced by or owed to Beneficiary shall be deemed to refer equally to amounts advanced by or owed to any of the Lenders, and wherever Beneficiary is required or permitted to advance funds, such funds may be advanced by any of the Lenders with the same effect as if advanced by Beneficiary.

ARTICLE 6. FIXTURE FILING

6.1 Fixture Filing. Pursuant to the Collateral Documents, Trustor has pledged and granted to Beneficiary a security interest in the Collateral described in Section 6.2 below pursuant to the UCC. Pursuant to the Collateral Documents and Sections 9334 and 9502 of the UCC, as amended and recodified from time to time, this Deed of Trust also shall constitute a Fixture Filing recorded in the real estate records. Trustor is sometimes referred to herein as “Debtor” and Beneficiary is sometimes referred to herein as “Secured Party.”

6.2 Description of Collateral. The Collateral is described on Exhibit B attached hereto and by this reference incorporated herein (collectively, the “Collateral”).

6.3 Relation of Fixture Filing To Deed of Trust. Some or all of the Collateral described in Section 6.2 above may be or become a Fixture in which Beneficiary has a security interest under the Collateral Documents. However, nothing herein shall be deemed to create any lien or interest in favor of the Trustee under this Deed of Trust in any such Collateral which is not a Fixture, and the purpose of this Article 6 is to create a fixture filing under UCC Sections 9334 and 9502. The rights, remedies and interests of Beneficiary under this Deed of Trust and the Collateral Documents are independent and cumulative, and there shall be no merger of any lien hereunder with any security interest created by the Collateral Agreements. Beneficiary may elect to exercise or enforce any of its rights, remedies, or interests under either or both the Mortgages or the Collateral Documents as Beneficiary may from time to time deem appropriate.

6.4 Limitations. Except as otherwise clearly and expressly provided in the Collateral Documents: (i) Beneficiary has not consented to any other security interest of any other person in the Fixtures and has not disclaimed any interest in the Fixtures and (ii) Beneficiary has not agreed or consented to the removal of the Fixtures from the Property, and any such consent by Trustor shall not be binding on Beneficiary.

6.5 Removal. Notwithstanding any other provision of this Deed of Trust or any other agreement or contract between Trustor and Beneficiary to the contrary, except as expressly permitted under the Credit Agreement, Trustor shall not, without the prior written consent of Beneficiary which shall not be unreasonably withheld, remove or permit the removal of any Fixtures from the Property with a replacement cost in excess of Ten Thousand Dollars ($10,000) for any one item or Twenty Five Thousand Dollars ($25,000) in the aggregate of all Fixtures removed from the date hereof until the date this Deed of Trust is reconveyed, except for any Fixtures removed and replaced in the ordinary course of business. Beneficiary further reserves the right to prohibit the removal of any Fixtures by any person with the legal right to remove any such Fixtures from the Property unless and until such person makes arrangements with (and satisfactory to) Beneficiary for the payment to Beneficiary of all costs of repairing any physical injury to the Property which may be caused by the removal of those Fixtures. Beneficiary shall have the right to require that any such payment shall be made directly to Beneficiary. If no Default or Event of Default shall be continuing, Beneficiary shall make any such payments made directly to Beneficiary available to Trustor to pay the costs of repairing any physical injury caused by the removal of such Fixtures, subject to such requirements and conditions as Beneficiary may reasonably impose. If a Default or Event of Default shall be continuing, Beneficiary may hold such payment as additional collateral under this Deed of Trust or may apply such payment to any indebtedness secured by the Collateral Documents pursuant to Section 9608 of the UCC or otherwise. Failure by Trustor to cause the delivery to Beneficiary of any such payment shall constitute both (a) waste under (and a breach of) this Deed of Trust; and (b) conversion of the Collateral under (and a breach of) the Collateral Documents.

ARTICLE 7. DEFINITIONS

7.1 Defined Terms. The following terms shall have the meanings defined below for all purposes of this Deed of Trust, and the definitions shall be applicable to both the singular and the plural form of the term defined, where either of such form is used herein.

Applicable Law: The laws in effect in the State of California.

Beneficiary: As defined in the first paragraph on page 1 hereof, but including any and all successor administrative agents for the Lenders or other successor beneficiaries.

Credit Agreement: As defined in the Recitals.

Collateral: As defined in Section 6.2.

Collateral Documents: As defined in the Credit Agreement.

Deed of Trust: This Deed of Trust with Assignment of Rents and Fixture Filing, as amended and modified from time to time.

Default Rate: Means the rate or rates of interest, as specified in the Credit Agreement, applicable to the Loans during such time as an Event of Default is in continuance.

Due Date: As defined in Section 4.2.

Environmental Costs: As defined in subsection 5.1(g).

Environmental Indemnity: As defined in Article 2.

Environmental Laws: As defined in the Credit Agreement.

Event of Default: As defined in the Credit Agreement.

Fixtures: Personal property now owned or the ownership of which is hereafter acquired by Trustor which is so related to the Property that it is deemed a fixture or real property under Applicable Law, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatus and other items now owned or the ownership of which is hereafter acquired by Trustor and now or hereafter attached to, installed on or in, or used in connection with (temporarily or permanently), any of the Property or improvements, or which in some fashion are deemed to be fixtures to the Property or improvements under the Applicable Law, including, but not limited to, equipment, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Trustor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

Hazardous Materials: As defined in the Credit Agreement.

Leases: As defined in Article 1(f).

Lenders: As defined in the Recitals.

Liens: As defined in the Credit Agreement.

Loan Documents: As defined in the Credit Agreement.

Loan Parties: As defined in the Credit Agreement.

Loans: As defined in the Recitals.

Mortgages: As defined in the Credit Agreement.

Obligations: As defined in the Credit Agreement.

Permitted Liens: As defined in Section 4.1.

Person: As defined in the Credit Agreement.

Property: As defined in Article 1.

Release: As defined in the Credit Agreement.

Rents: As defined in Article 1(f).

Secured Obligations: As defined in Article 2.

Transfer: As defined in Section 4.15.

Trustee: As defined in the first paragraph on page 1 hereof, but also including any successor trustee.

Trustor: As defined in the first paragraph on page 1 hereof, but also including any subsequent owner or owners of the Property.

UCC: The Uniform Commercial Code as in effect in the State of California, as amended and recodified from time to time.

ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1 Non-Waiver. By accepting payment of any sum secured hereby after its due date or late performance of any of the Secured Obligations, Beneficiary shall not waive its right against any Person obligated directly or indirectly hereunder or on any of the Secured Obligations, either to require prompt payment or performance when due of the Secured Obligations and all other sums secured hereby or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by Applicable Law.

8.2 Further Assurances. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the provisions hereof.

8.3 Statements of Condition. From time to time as required by Applicable Law, Beneficiary shall furnish to Trustor such statement as may be required concerning the condition of the Secured Obligations. Upon demand by Beneficiary, Trustor shall pay Beneficiary’s reasonable costs incurred in furnishing such statement, but not in excess of the maximum amount allowed by Applicable Law.

8.4 Usury Savings Clause. Nothing contained herein or in the Loan Documents shall be deemed to require the payment of interest or other charges by Trustor in excess of the amount the Lenders may lawfully charge under the applicable usury laws. In the event Beneficiary or the Lenders shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by Applicable Law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Lenders, be returned to Trustor or credited against the principal balance of any of the Secured Obligations then outstanding.

8.5 Attorneys’ Fees. In the event legal action, suit or any proceeding is commenced between Trustor and Trustee, Beneficiary or the Lenders regarding their respective rights and obligations under this Deed of Trust or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, reasonable costs and expenses, reasonable attorneys’ fees, court costs and title insurance costs (including, without limitation, the reasonable cost of any trustee’s sale guaranty or other title insurance coverage ordered in connection with any foreclosure proceedings hereunder). As used herein the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.6 No Joint Venture. The relationship of Trustor and the Lenders under this Deed of Trust and the Loan Documents is, and shall at all times remain, solely that of borrower and lender; and the Lenders neither undertake nor assume any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust and the Loan Documents: (a) the Lenders are not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Trustor and the Lenders do not intend to ever assume such status; (b) the Lenders’ activities in connection with this Deed of Trust and the Loan Documents shall not be “outside the scope of the activities of a lender of money” within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and the Lenders do not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (c) the Lenders shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor. The Lenders shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, any of the Property (other than any such loss, claim, cause of action, liability, indebtedness, damage or injury arising out of the willful misconduct or gross negligence of the Lenders), whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on any of the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Trustor, any of Trustor’s licensees, employees, invitees, agents independent contractors or other representatives to maintain the Property in a safe condition; and (v) any nuisance made or suffered on any part of the Property.

8.7 Rules of Construction. When the identity of the parties hereto or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Specific enumeration of rights, powers and remedies of Trustee and Beneficiary and of acts which they may do and acts Trustor must or must not do shall not exclude or limit the general. The headings of each paragraph are for information and convenience and do not limit or construe the contents of any provision hereof.

8.8 Severability. If any term of this Deed of Trust, or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by Applicable Law.

8.9 Successors in Interest. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

8.10 Request for Notice. To the extent provided by Applicable Law, Trustor hereby requests that a copy of any notice of default and/or notice of sale filed pursuant hereto be mailed to Trustor at the address referred to in Section 8.11 below.

8.11 Notices. All notices, demands or documents which are required or permitted to be given or served hereunder shall be in writing and delivered, mailed or sent by hand delivery, recognized overnight courier, or registered or certified mail to the addresses specified in the introductory paragraph hereof. Any such notice or demand shall be deemed given three (3) days following the date of mailing, if sent by certified mail, return receipt requested, or on the date of actual receipt if delivered or sent by any other method. The above addresses may be changed from time to time by either party by giving notice as heretofore provided.

8.12 Law Applicable To Deed of Trust. This Deed of Trust shall be construed under and interpreted in accordance with Applicable Law.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust on the day and year first set forth above.

TRUSTOR PLEASE NOTE: IN THE EVENT OF YOUR DEFAULT, CALIFORNIA PROCEDURE PERMITS THE TRUSTEE TO SELL THE PROPERTY AT A SALE HELD WITHOUT SUPERVISION BY ANY COURT AFTER EXPIRATION OF A PERIOD PRESCRIBED BY LAW. SEE SUBSECTION 5.1(e) ABOVE FOR A DESCRIPTION OF THIS PROCEDURE. UNLESS YOU PROVIDE AN ADDRESS FOR THE GIVING OF NOTICE, YOU MAY NOT BE ENTITLED TO OTHER NOTICE OF THE COMMENCEMENT OF SALE PROCEEDINGS. BY EXECUTION OF THIS DEED OF TRUST, YOU CONSENT TO SUCH PROCEDURE. IF YOU HAVE ANY QUESTIONS CONCERNING IT, YOU SHOULD CONSULT YOUR LEGAL ADVISOR. BENEFICIARY URGES YOU TO GIVE IT PROMPT NOTICE OF ANY CHANGE IN YOUR ADDRESS SO THAT YOU MAY RECEIVE PROMPTLY ANY NOTICE GIVEN PURSUANT TO THIS DEED OF TRUST.

TRUSTOR:	UNIFIED GROCERS, INC.

By:
Christine Neal, Senior Vice President of Finance and Treasurer

State of California	)
)
County of Los Angeles	)

On June __, 2013, before me,                             , Notary Public, personally appeared CHRISTINE NEAL who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                       (Seal)